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                                                                   EXHIBIT 10.22


                                 AMENDMENT NO. 2

                                       TO

                          EXECUTIVE SEVERANCE AGREEMENT

                                (THE "AGREEMENT")


               Reference is made to the Agreement between you (the "Executive") and the undersigned Corporation with respect to certain severance arrangements which apply only in the event that a Change in Control of the Corporation occurs after the date of the Agreement, as the Agreement was amended by Amendment No. 1.

               Capitalized terms used herein shall have the meanings given to them in the Agreement unless expressly provided otherwise.

               As an inducement to the Executive to continue his employment with the Corporation, the Agreement is hereby amended as follows:

               A) Paragraph 18 of the Agreement is amended in its entirety to state:

                      Absent a change in control or unless extended in writing by the parties hereto, this Agreement shall expire on January 31, 2003.

               B) The second sentence of Paragraph 2 is deleted in its entirety and the following provision substituted therefor:

                      As used in clause (d), the term "fair market value" means the closing price of the common stock of the Corporation on the New York Stock Exchange on the Termination Date, less any amounts remaining to be paid by the Executive for such restricted stock or the exercise of such stock options.

               C) The last two (2) lines of Paragraph 5.a. are deleted in their entirety and the following provision substituted therefor:

                      employment (i) for Cause, (ii) as a result of his death or
                      (iii) by the Executive other than for Good Reason;

               D) Paragraph 5.e. is deleted in its entirety and the following provision substituted therefor:

                      The failure by the Corporation to continue to provide the Executive with compensation and benefits provided as of the date hereof or benefits substantially similar to those provided under any of the employee benefit plans in which the Executive becomes a participant or the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material benefit enjoyed by him at the time of the Change in Control;
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               E)     The last two (2) lines of Paragraph 6.e. are deleted in
                      their entirety and the following provision substituted therefor:

                      interest paid by the Executive (the "Excise Tax") shall be reimbursed to the Executive by the Corporation. In addition, the Executive shall be entitled to receive an additional payment or payments (a "Gross Up Payment") in an amount such that, after payment by the Executive of all taxes (including federal, state and local taxes and any interest or penalties imposed with respect to such taxes and including any Excise Tax) imposed upon the Gross Up Payment, the Executive and/or his estate collectively retain (or have withheld and credited on his behalf for tax purposes) an amount of the Gross Up Payment equal to the Excise Tax.

               This Amendment No. 2, extending the term and obligations of the Agreement and Amendment No. 1 thereto, and the transactions contemplated hereby and thereby has been duly approved and authorized by the Board of Directors of the Corporation at a Regular Meeting on January 18, 2001. The parties agree that this Amendment No. 2 shall effectively revive all the conditions and obligations imposed on the parties by the Agreement, as amended by Amendment No. 1 and any rights which either party may have by virtue of the former agreements shall be adopted as a part of this Amendment No. 2 and considered in full force and effect, except as specifically provided in this Amendment No. 2.

               IN WITNESS WHEREOF, this Amendment No. 2 is executed by or on
behalf of the undersigned as of January     , 2001.







                                       By:
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Accepted and agreed to:



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